Exhibit 10.14.1

Execution Copy

AMENDMENT NO. 1 TO
MEMBERSHIP INTEREST PURCHASE AGREEMENT

AMENDMENT NO. 1, dated October 5, 2009 (this “Amendment”), to the MEMBERSHIP INTEREST PURCHASE AGREEMENT (as amended, modified or supplemented from time to time, the “Purchase Agreement”) dated November 10, 2008, by and among MDC Acquisition Inc., a Delaware corporation (“MDC Sub”); CPB Acquisition Inc., a Delaware Corporation (“Acquisition Co.”); MDC Partners Inc., a Canadian corporation (“MDC Partners”); Crispin & Porter Advertising, Inc. (d/b/a Crispin Porter & Bogusky), a Florida corporation (“CPB Inc.” or “Seller”); Charles Porter (“Porter”), Alex Bogusky (“Bogusky”), Jeff Hicks (“Hicks”), and Jeff Steinhour (“Steinhour”; together with Porter, Bogusky and Hicks collectively referred to as the “Employee Members” and individually as an “Employee Member”); MDC Sub, together with the Acquisition Co., Employee Members and CPB Inc., collectively referred to as the “Members” and individually a “Member”)).

W I T N E S S E T H :

WHEREAS, the parties hereto desire to amend the Purchase Agreement as hereinafter set forth and agree to certain other matters contained herein;

WHEREAS, pursuant to the Purchase Agreement, CPB Inc. (the “Seller”) sold, and MDC Sub purchased, an aggregate amount equal to 17% of the issued and outstanding Membership Interests in the Company (the “Purchased Interests”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.           Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

2.           The parties hereto agree that the “Final Purchase Payment” shall be paid 100% in cash.  Therefore, the second sentence of Section 2(a)(ii) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“An amount equal to 100% of the Final Purchase Payment paid in respect of the Period Three Formula Amount shall be paid in cash by wire transfer notwithstanding MDC Sub’s right to elect to pay a portion of such payment in shares of MDC Stock pursuant to Section 10.5(e) of the LLC Agreement.”

3.           Section 2(a)(iv) of the Purchase Agreement is hereby amended by deleting the second sentence therein.

4.           Pursuant to prior agreements and the Purchase Agreement, MDC previously issued an aggregate amount of 600,662 shares of MDC Partners’ Class A subordinate voting shares to CPB Inc. (the “Restricted Shares”), represented by Certificate No. A-32221 for 495,662 shares and Certificate No. A-03328 for 105,000 shares.  With respect to the Restricted Shares, CPB Inc. hereby agrees that, during the “Lock-Up Period” (as defined below), CPB Inc.  (i) will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, the Restricted Shares; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Shares.  The foregoing restriction is expressly agreed to preclude CPB Inc. from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Restricted Shares. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Restricted Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Restricted Shares. For the purposes of this Amendment, the “Lock-Up Period” means (A) with respect to 300,662 of the Restricted Shares, the period commencing on August 31, 2009 and ending on August 31, 2010 and (B) with respect to 300,000 of the Restricted Shares, the period commencing on August 31, 2009 and ending on February 28, 2011.

5.           Except as set forth above, the Purchase Agreement, as amended herein, shall remain in full force and effect without further modification.

6.           This Amendment may be executed in one or more counterparts, and each such counterpart shall be deemed an original instrument, but all such counterparts taken together shall constitute but one agreement.  Facsimile signatures shall constitute an original.

7.           This Amendment, including the other documents referred to herein that form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein.  This Amendment supersedes all prior agreements and understandings between the parties with respect to the subject matter contained in this Amendment.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Purchase Agreement, as of the day and year first above written.

MDC ACQUISITION INC.

By:	/s/ Michael Sabatino
Name: Michael Sabatino
Title: President

CPB ACQUISITION INC.

By:	/s/ Michael Sabatino
Name: Michael Sabatino
Title: President

MDC PARTNERS INC.

By:	/s/ Mitchell Gendel
Name: Mitchell Gendel
Title: General Counsel

CRISPIN & PORTER ADVERTISING, INC.

By:	/s/ Charles K. Porter
Name: Charles K. Porter
Title: CEO

Employee Members:

By:	/s/ Charles K. Porter
Charles Porter

By:	/s/ Alex Bogusky
Alex Bogusky

By:	/s/ Jeff Hicks
Jeff Hicks

By:	/s/ Jeff Steinhour
Jeff Steinhour